Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                VICOR CORPORATION

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

      Vicor Corporation (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State of Delaware on November 10, 1981 and recorded in the Office of the Recorder of Deeds of New Castle County, State of Delaware, on November 10, 1981, does hereby certify that this Restated Certificate of Incorporation amending and restating the Certificate of Incorporation, as amended, of the Corporation in its entirety has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      FIRST: The name of the Corporation is Vicor Corporation.

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

      THIRD: The nature of the business or purpose to be conducted or promoted is as follows:

      To conduct or engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue shall be twenty-two million (22,000,000) shares, of which fourteen million (14,000,000) shall be Common Stock, par value $.01 per share ("Common Stock"), seven million (7,000,000) shall be Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and one million (1,000,000) shall be Preferred Stock, par value $.01 per share, issuable in series ("Preferred Stock").

      As of the date and time this Restated Certificate of Incorporation shall become effective under the laws of the State of Delaware (the "Effective Time"), each share of Common Stock, par value $.01 per share ("Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act on the part of the Corporation or the holder thereof) into (i) 0.5 fully paid and non-assessable shares of Common Stock, and (ii) 0.5 fully paid and non-assessable shares of Class B Common Stock; provided, however, that no fractional shares shall be issued upon conversion of Old Common Stock into Common Stock or Class B Common Stock and that, with respect to any stockholder of record who owns an odd number of shares of Old Common Stock, said shares shall automatically be converted into (1) the number of shares of Common Stock that such stockholder would receive pursuant to clause (i) of this sentence if such stockholder owned one less share of Old Common Stock than the stockholder in question owns, and (2) the number of shares of Class B Common Stock that such stockholder would receive pursuant to clause
(ii) of this sentence if such stockholder owned one additional share of Old Common Stock than the stockholder in question owns. Until presented and surrendered for cancellation, each certificate for shares of the Old Common Stock outstanding as of the Effective Time shall be deemed to represent the number of shares of Common Stock


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and Class B Common Stock determined in accordance with this paragraph, and upon such presentation and surrender each holder of a certificate or certificates for such Old Common Stock shall be entitled to receive a certificate for such number of shares of Common Stock and Class B Common Stock.

      Except as otherwise specifically stated in this Article Fourth, shares of Common Stock and shares of Preferred Stock may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of the stockholders. Subsequent to the Effective Time, no shares of Class B Common Stock may be issued by the Board of Directors without the prior approval of at least two-thirds in interest of the holders of Class B Common Stock and the Common Stock, voting as separate classes, except (i) as provided in Sections A.4 and A.5 of this Article Fourth, (ii) for issuances to holders of options issued pursuant to the 1984 Stock Option Plan, as amended, of the Corporation outstanding as of the effective date of this Restated Certificate of Incorporation, and (iii) for issuances upon the conversion of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock outstanding as of the effective date of this Restated Certificate of Incorporation. The consideration for the issuance of shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be such consideration as is lawful under the General Corporation Law of the State of Delaware at the time of issue, and the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, that part of the surplus or retained earnings of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for such issuance.

      A description of the different classes of the Corporation's capital stock and a statement of the powers, designations, preferences and relative, participating, optional or other specified rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions appertaining thereto are as follows:

A. Common Stock and Class B Common Stock

1. Voting.

(a) At every meeting of the stockholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent), voting together as one class on all matters which may lawfully be submitted to a vote of stockholders, except to the extent otherwise required by law and except as otherwise provided in this Restated Certificate of Incorporation.

(b) In determining whether any resolution has been adopted by the vote of a specified percentage of the holders of shares of the Corporation pursuant to the Corporation's By-laws or otherwise, such percentage shall be calculated as a percentage of the total number of votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock (and any other shares entitled to vote thereon) except to the extent such holders vote as separate classes as required by law or as otherwise provided in this Restated Certificate of Incorporation.

2.  Conversion.

(a) Each share of Class B Common Stock may at any time be converted into one (1) fully paid and non-assessable share of Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted by the record holder thereof at any time during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Common Stock is then duly appointed and acting (the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record


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holder thereof to convert, and (if so required by the Corporation or the
Transfer Agent) by instruments of transfer, in form reasonably satisfactory to the Corporation or the Transfer Agent. A conversion shall be deemed to have occurred at the close of business on the date when the Corporation or the Transfer Agent has received the prescribed written notice, the required certificate or certificates and any such instruments of transfer; provided, however, that any such conversions within five (5) business days after the Effective Time shall be deemed to have occurred at the time the Corporation or Transfer Agent, as applicable, receives all such documentation in proper form. The Corporation or the Transfer Agent shall deliver a certificate or certificates representing the shares of Common Stock issuable upon such conversion to the record holder requesting such conversion promptly thereafter. Any such conversion shall be made without charge for any stamp or similar tax in respect of the issuance of the certificate or certificates for the shares of Common Stock issued in connection with such conversion, unless such certificate or certificates are to be issued in a name other than that of the record holder of the share or shares of Class B Common Stock converted, in which case such record holder shall pay to the Corporation or the Transfer Agent the amount of any stamp or similar tax which may be payable in respect of any transfer involved in such conversion.

(b) The Corporation shall not be required to convert Class B Common Stock and no surrender of Class B Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

(c) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or listing service, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and non-assessable and not entitled to any preemptive rights.

(d) At such time as the total number of shares of Class B Common Stock issued and outstanding shall constitute less than ten percent (10%) of the aggregate number of shares of Common Stock and Class B Common Stock issued and outstanding, all of the outstanding shares of Class B Common Stock shall be automatically converted (without any further act of any party, including any holder thereof or the Corporation) into an identical number of shares of Common Stock pursuant to the terms of this Section A.2. Such conversion shall be deemed to be effective at such time, regardless of whether the certificate or certificates for such outstanding shares of Class B Common Stock shall have been duly surrendered for conversion.

(e) All shares of Class B Common Stock converted pursuant to this Section A.2 shall thereupon be retired and revert to the status of authorized and unissued shares, and may not be reissued except as provided in Section A.3 or A.4 of this Article Fourth.

3. Further Authorization of Class B Common Stock.


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      Following the Effective Time, no additional shares of Class B Common Stock shall be authorized without the affirmative vote of a majority of all votes entitled to be cast by the holders of the Common Stock and Class B Common Stock, voting as separate classes.

4. Dividends.

      Dividends may be declared by the Board of Directors upon and paid to the holders of the Common Stock and Class B Common Stock out of funds legally available therefor; provided, however, that such dividends, when, as and if declared and paid, shall be so declared and paid to such holders pro rata according to the number of shares of Common Stock and Class B Common Stock held by each such holder (with the number of shares of outstanding Common Stock and Class B Common Stock being aggregated and considered a single class for this purpose); and provided further, however, that no dividend or other distribution may be declared upon the Common Stock, whether payable in cash or in shares of Common Stock or otherwise, unless a comparable dividend shall be declared upon the Class B Common Stock and vice versa. If the dividend declared upon the Common Stock is payable in shares of Common Stock, the comparable dividend declared upon the Class B Common Stock shall be payable in shares of Class B Common Stock, and vice versa. No dividend declared on shares of Common Stock shall be payable in shares of Class B Common Stock, and vice versa.

5. Stock Splits and Other Transactions.

      Shares of Common Stock or Class B Common Stock may not be split up, subdivided, combined or reclassified, unless at the same time the shares of such other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership (i.e., the same proportion of shares of Common Stock and Class B Common Stock held by each class) between the holders of Common Stock and Class B Common Stock as comprised on the record date for any such transaction.

6. Liquidation Rights.

      In the event of a liquidation or dissolution of the Corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Corporation, after payment or provision for payment of the debts or liabilities of the Corporation and the amounts to which holders of Preferred Stock, if any, may be entitled, holders of Common Stock and Class B Common Stock shall be entitled to share ratably as one class for this purpose (i.e., an equal amount of assets for each share of either Common Stock or Class B Common Stock) in the remaining assets of the Corporation.

7. Restriction on Transfer of Class B Common Stock.

(a) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock, as follows:

      (i) In the case of a Class B Holder who is a natural person, a Permitted Transferee shall mean:

                  (A) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the "Class B Holder's Family Members");

                  (B) The trustee of a trust for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of


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

                  appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;

                  (C) A corporation of which all of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership of which all of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall thereupon, without any further act on anyone's part, be converted into shares of Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock (provided, further, that such corporation may in turn transfer shares of Class B Common Stock back to the person who first transferred such shares to such corporation or to such person's Permitted Transferees);

                  (D)  The estate of such Class B Holder; and

                  (E) The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (E).

         (ii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in subsection
         (iii) below, "Permitted Transferee" means (A) any person who originally transferred such Class B Common Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

         (iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which is irrevocable, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

         (iv) In the case of a corporation which holds Class B Common Stock as of the effective date of this Restated Certificate of Incorporation, such corporation may transfer such shares of Class B Common Stock only to (A) persons owning stock in such corporation as of the effective date of this Restated Certificate of Incorporation (and then only to the extent of such persons percentage ownership of such corporation), or (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

         (v) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (ii), (iii) or (iv) above, as the case may be.

         (vi) In the case of a Class B Holder which is a partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (A) any of its partners (limited or general), (B) any retired partners of such partnership, (C) the estates of any such limited or general or retired partners, or (D) in the case of its limited or general partners or retired partners where such partner's interest in the partnership holding record and beneficial ownership of the shares of Class B Common Stock in question is held in a partnership, any of its partners (limited or general).

(b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this Section A.7. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.


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

(c) For purposes of this Section A.7:

      (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

      (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

      (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

      (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

      (v) Each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.

(d) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Common Stock without any further act, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

(e) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust). The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section A.7 or otherwise.

B. Preferred Stock

      The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions appertaining thereto, including without limiting the generality of the foregoing, the voting rights appertaining to shares of Preferred Stock of any series (which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, and the rights (if any) of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class of capital stock (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable); provided, however, that the Corporation shall not issue any shares of Preferred Stock carrying in excess of one vote per share or Preferred Stock convertible into Class B Common Stock without the prior approval of at least two-thirds in interest of the holders of the Class B Common Stock and the Common Stock, voting as separate classes.

      Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued, shall be made under seal of the Corporation and signed by Chairman of the Board or the President or a Vice President and attested to by the Secretary or an Assistant Secretary and acknowledged by such Chairman of the Board or President or Vice President as


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

provided by the laws of the State of Delaware and shall be filed and a copy thereof recorded in the manner prescribed by the laws of the State of Delaware.

1. Designation and Amount.

            175,000 shares of the Preferred Stock are hereby designated as the "Series A Convertible Preferred Stock", 110,000 shares of the Preferred Stock are hereby designated as the "Series B Convertible Preferred Stock" and 75,001 shares of the Preferred Stock are hereby designated as the "Series C Convertible Preferred Stock." As hereinafter used in this Article Fourth, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Stock are collectively referred to as the "Senior Preferred Stock."

2. Voting.

            Except as may be otherwise provided in these terms of the Senior Preferred Stock or by law, the Senior Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. When the Senior Preferred Stock is voting together with the Common Stock and Class B Common Stock as a single class, each share of Senior Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the sum of (i) the number of shares of Common Stock into which each share of Senior Preferred Stock is then convertible, plus (ii) the product of 10 multiplied by the number of shares of Class B Common Stock into which each share of Senior Preferred Stock is then convertible. When the Senior Preferred Stock, or any series thereof, shall be entitled to vote separately as a single class, then each of such shares of Senior Preferred Stock shall entitle the holder thereof to one vote. When either the Common Stock or Class B Common Stock shall be entitled to vote separately as a single class, then the Senior Preferred Stock shall not vote with either such class.

3. Dividends.

            The holders of the Senior Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of the common equity of the Corporation) are paid with respect to the common equity of the Corporation (treating each share of Senior Preferred Stock as being equal to the number of shares of the Common Stock and Class B Common Stock of the Corporation (including fractions of a share) into which each share of Senior Preferred Stock is then convertible).

4. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Senior Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Senior Preferred Stock, to be paid an amount equal to (i) $10.00 per share in the case of the Series A Convertible Preferred Stock, (ii) $15.00 per share in the case of the Series B Convertible Preferred Stock and (iii) $12.00 per share in the case of the Series C Convertible Preferred Stock, plus, in the case of each share of Senior Preferred Stock, an amount equal to all declared and unpaid dividends thereon, such amount payable with respect to one share of Senior Preferred Stock being sometimes referred to as the "Senior Preferred Stock Liquidation Preference Payment" and with respect to all shares of Senior Preferred Stock being sometimes referred to as the "Senior Preferred Stock Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Senior Preferred Stock shall be insufficient to permit payment in full to the holders of Senior Preferred Stock of the Senior Preferred Stock Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Senior Preferred Stock based on the aggregate liquidation value of Senior


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      Preferred Stock held by each holder and according to the respective amounts which would have been payable with respect to the shares of each series of Senior Preferred Stock outstanding held by them upon such distribution if all amounts payable with respect to said shares were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Senior Preferred Stock shall have been paid in full the Senior Preferred Stock Liquidation Preference Payments and the holders of any other Preferred Stock shall have been paid the amount of any preferential liquidation payment, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of common equity such that the holders of Common Stock and Class B Common Stock shall be entitled to be paid an amount equal to $2.50 per share of Common Stock or Class B Common Stock, as the case may be, such aggregate amount payable with respect to one share of Common Stock and one share of Class B Common Stock being sometimes referred to as the "Common Stock Liquidation Preference Payment" and with respect to all shares of Common Stock and Class B Common Stock being sometimes referred to as the "Common Stock Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among holders of Common Stock and Class B Common Stock shall be insufficient to permit payment in full to the holders of Common Stock and Class B Common Stock of the Common Stock Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Common Stock and Class B Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of the Common Stock or Class B Common Stock into a greater number of shares, the Common Stock Liquidation Preference Payment in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in the case the outstanding shares of Common Stock or Class B Common Stock shall be combined into a smaller number of shares, the Common Stock Liquidation Preference Payment in effect immediately prior to such combination shall be proportionately increased. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Common Stock and Class B Common Stock shall have been paid in full the Common Stock Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Senior Preferred Stock, any other Preferred Stock and Common Stock and Class B Common Stock (with each share of Senior Preferred Stock and of any other Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock and Class B Common Stock (including fractions of a share) into which such share of Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

            Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Senior Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section B.4; provided, however, that each holder of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall have the right to elect the benefits of subsection B.6(r) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section B.4. For purposes hereof, the Common Stock and Class B Common Stock shall rank on liquidation junior to the Senior Preferred Stock.

5. Restrictions.

      At any time when shares of Senior Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Restated

Certificate of Incorporation and in addition to any other vote required by law or this Restated Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, given in writing or by vote at a meeting, with each such series of Preferred Stock consenting or voting (as the case may be) separately as a series, the Corporation will not:

(a) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Senior Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Senior Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Senior Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Senior Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Senior Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Restated Certificate of Incorporation or by merger, consolidation or otherwise; or

(b) Except as otherwise permitted herein, redeem or otherwise acquire any shares of Senior Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Senior Preferred Stock on the basis of the aggregate number of outstanding shares of Senior Preferred Stock then held by each such holder.

6. Conversions.

      The holders of shares of Senior Preferred Stock shall have the following conversion rights:

(a) Right to Convert. Subject to the terms and conditions of this Section B.6, the holder of any share or shares of Senior Preferred Stock shall have the right, at its option at any time, to convert any such shares of Senior Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Senior Preferred Stock) into such aggregate number of fully paid and nonassessable shares of Common Stock and Class B Common Stock as is obtained by (x) multiplying the number of shares of Senior Preferred Stock so to be converted by (i) $10.00 in the case of the Series A Convertible Preferred Stock, (ii) $15.00 in the case of the Series B Convertible Preferred Stock and (iii) $12.00 in the case of the Series C Convertible Preferred Stock and (y) dividing the result by the conversion price of (i) $6.00 per share in the case of the Series A Convertible Preferred Stock,
(ii) $7.50 per share in the case of the Series B Convertible Preferred Stock and
(iii) $12.00 in the case of the Series C Convertible Preferred Stock or, in case an adjustment of such price has taken place Pursuant to the further provisions of this Section B.6, then by the conversion price as last adjusted and in effect at the date any share or shares of Senior Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). The aggregate number of shares determined in accordance with the immediately preceding sentence shall be divided equally between Common Stock and Class B Common Stock provided, however, that if the aggregate number of shares of Common Stock and Class B Common Stock determined in accordance with the immediately preceding sentence (the "Number of Converted Shares") shall be an odd number, then, with respect to any stockholder of record to whom this proviso applies, said shares shall be convertable into (1) the number of shares of Common Stock equal to one-half of the Number of Converted Shares minus 0.5 shares of Common Stock, and (2) the number of shares of Class B Common Stock equal to one-half of the Number of Converted Shares plus 0.5 shares of Class B Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Senior Preferred Stock into Common Stock and Class B Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Senior Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock and Class B Common Stock shall be issued. The Conversion Prices set forth in this subsection B.6(a) take into account the 2:1 stock split effected by the Corporation on October 12, 1988 in the form of a stock dividend of one share of Old Common Stock on each share of Old Common Stock outstanding on such date.

(b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subsection B.6(a) and surrender of the certificate or certificates for the share or shares of Senior Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock and Class B Common Stock issuable upon the conversion of such share or shares of Senior Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Senior Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Senior Preferred Stock into Common Stock and Class B Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock and Class B Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Senior Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection B.6(b). In case the number of shares of Senior Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection B.6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Senior Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock or Class B Common Stock would, except for the provisions of the first sentence of this subsection B.6(c) be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Senior Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(d) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subsection B.6(h), if and whenever the Corporation shall issue or sell, or is, in accordance with clauses (i) through (vii) of this subsection B.6(d), deemed to have issued or sold prior to (i) March 31, 1989 in the case of the Series A Convertible Preferred Stock, (ii) March 31, 1991 in the case of the Series B Convertible Preferred Stock and (iii) December 28, 1992 in the case of the Series C Convertible Preferred Stock, any shares of Common Stock or Class B Common Stock for a consideration per share less than the respective Conversion Prices in effect immediately prior to the time of such issue or sale for the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, then, forthwith upon such issue or sale, such respective Conversion Prices shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

For purposes of this subsection B.6(d), the following clauses (i) to (vii) shall also be applicable:

      (i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Class B Common Stock, or any stock or security convertible into or exchangeable for Common Stock or Class B Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock or Class B Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock and Class B Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the respective Conversion Prices of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock and Class B Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as or the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in clause (iii) of this subsection B.6(d), no adjustment of such Conversion Prices shall be made upon the actual issue of such Common Stock or Class B Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock or Class B Common Stock upon conversion or exchange of such Convertible Securities.

      (ii) Issuance of Convertible Securities.

            In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock and Class B Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock and Class B Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock and Class B Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in clause (iii) of this subsection B.6(d), no adjustment of the respective Conversion Prices of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock shall be made upon the actual issue of such Common Stock or Class B Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the respective Conversion Prices of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock have been or are to be made pursuant to other provisions of this subsection B.6(d), no further adjustment of such Conversion Prices shall be made by reason of such issue or sale.

      (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in clause (i) of this subsection B.6(d), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in clause (i) or clause (ii) of this subsection B.6(d), or the rate at which Convertible Securities referred to in clause (i) or clause (ii) of this subsection B.6(d) are convertible into or exchangeable for Common Stock and Class B Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Prices in effect at the time of such event shall forthwith be readjusted to the respective Conversion Prices of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment such Conversion Prices then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the respective Conversion Prices of the Series A

      Convertible Preferred Stock, the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock then in effect hereunder shall forthwith be increased to such respective Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

      (iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Class B Common Stock (except for dividends or distributions upon the Common Stock or Class B Common Stock as described in subsection B.6(i)), Options or Convertible Securities, such Common Stock, Class B Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      (v) Consideration for Stock. In case any shares of Common Stock, Class B Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Class B Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

      (vi) Record Date. In case the Corporation shall take a record of the holders of its Common Stock or Class B Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Class B Common Stock, Options or Convertible Securities or
      (B) to subscribe for or purchase Common Stock, Class B Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or Class B Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (vii) Treasury Shares. The number of shares of Common Stock or Class B Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock or Class B Common Stock for the purpose of this subsection B.6(d).

(e) Adjustment of Price Upon Public Offering. If at any time the Corporation or the holders of at least one-third of the then outstanding shares of Common Stock shall effect an underwritten public offering of shares of Common Stock (the "Public Offering"), then the respective Conversion Prices for the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall be adjusted, if and only if such Conversion Prices as adjusted would result in a Conversion Price which is lower than the Conversion Price then in effect, to equal a Conversion Price determined according to the following formula:

                                            OP
                                            --
                              CP  =         M

      where

                        CP  = Conversion Price as adjusted pursuant to this
                              subsection B.6(e)

                        OP  = Per share price paid by the public for shares of
                              Common Stock purchased in the Public Offering

                        M   = 1.25y + .25 (but in no case shall M be less than
                              (i) 1.75 in the case of the Series A Convertible Preferred Stock and (ii) 1.5 in the case of the Series B Convertible Preferred Stock)
                        y   = Number of years (including fractions thereof),
                              based upon a 365-day year, elapsed since the Corporation's first sale of shares of (i) Series A Convertible Preferred Stock in the case of the Series A Convertible Preferred Stock and (ii) Series B Convertible Preferred Stock in the case of the Series B Convertible Preferred Stock (but in no case shall y be more than 5)

(f) On the Series C Adjustment Date (as defined below), the Conversion Price for the Series C Convertible Preferred Stock shall be adjusted, if and only if such adjustment would result in a Conversion Price which is lower than the Conversion Price in effect for the Series C Convertible Preferred Stock immediately prior to such Series C Adjustment Date, to equal a Conversion Price determined according to the method described in the following paragraph. For purposes of this subsection B.6(f), the "Series C Adjustment Date" shall mean the date which is either (i) December 28, 1991, in the event that the Common Stock at that time has been for at least 20 consecutive Trading Days (as defined below) preceding such date, (x) listed or admitted to trading on a national securities exchange,
(y) quoted in the National Market System, as reported by the National Association of Securities Dealers Automated Quotation System or (z) quoted in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (such listing or quotation with respect to the common Stock being referred to in this subsection B.6(f) as being "Publicly Traded") or (ii) 180 days after the Common Stock is first Publicly Traded in the event that the Common Stock is not Publicly Traded on December 28, 1991, provided that during such 180 days the Common Stock continues to be Publicly Traded.

            Subject to the terms of the preceding paragraph, on the Series C Adjustment Date the Conversion Price shall be adjusted according to the following formula; provided, however, that in no event shall the Conversion Price, as adjusted by application of the following formula, be less than $6.00 (appropriately adjusted to reflect the occurrence of any event described in subsection B.6(i)):

                                               1
                                              ---
                         CP  =    TP     x     M

      where

                      CP    = Conversion Price as adjusted pursuant to this
                              subsection B.6(f)

                      TP    = The average Closing Price for the Common Stock
                              for the 20 consecutive Trading Days prior to the Series C Adjustment Date

              Closing Price = Closing Price means for any Trading Day
                              (a) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price of the NYSE-Composite Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sale price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock has been traded during the preceding 30 consecutive Trading Days), (b) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price for the Common Stock on the National Market System, as reported by the National Association of Securities Dealers Automated Quotations System or (c) if such prices are not so quoted in the National Market System, the closing bid price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System.

                Trading Day = Such day which is neither a Saturday,
                              Sunday nor other day on which the principal national securities exchange (as determined in accordance with the definition of Closing Price) on which the Common Stock is listed or admitted to trading, or if the Common Stock is not so listed or admitted to trading, the National Association of Securities Dealers Automated Quotations System, as the case may be, remains closed

                      M     = 1.25y

                      y     = Number of years (including fractions thereof),
                              based on a 365-day year, elapsed since the Corporation's first sale of shares of Series C Convertible Preferred Stock

(g) On the closing date of a Company Sale (as defined in subsection B.6(r), the Conversion Price for the Series C Convertible Preferred Stock shall be adjusted in the manner described in the two following paragraphs, if and only if such adjustment would result in a Conversion Price which is lower than the Conversion Price in effect for the Series C Convertible Preferred Stock immediately prior to such closing date.

            Subject to the terms of the preceding paragraph, on such closing date of the Company Sale the Conversion Price shall be adjusted such that (assuming for these purposes the conversion of each share of Series C Convertible Preferred Stock into shares of Common Stock and Class B Common Stock immediately before such closing date) a holder of a share of Series C Convertible Preferred Stock would receive upon such assumed conversion such number of shares of Common Stock and Class B Common Stock as would entitle such holder to receive pursuant to such Company Sale consideration equal to a dollar amount equal to the product of $12.00 x M (where M = 1.25y and y = number of years, including fractions thereof, based on a 365-day year, elapsed since the Corporation's first sale of shares of Series C Convertible Preferred Stock); provided, however, that in no event shall the Conversion Price, as so adjusted, be less than $6.00 (appropriately adjusted to reflect the occurrence of any event described in subsection B.6(i)).

            For purposes of valuing the consideration deemed to be received by the holders of such shares of Common Stock and Class B Common Stock pursuant to such a Company Sale, any non-cash consideration shall be valued at its fair market value as determined in good faith by the Board of Directors of the Corporation, except in the case of securities for which a Closing Price is available at the time of the closing of such Company Sale in which case the value of such securities shall be equal to the average Closing Price (as defined in subsection B.6(f)) for the 20 consecutive Trading Days (as defined in subsection B.6(f) prior to the date of the closing of such Company Sale.

(h) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the respective Conversion Prices for the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock pursuant to subsection B.6(d) in the case of the issuance of up to an aggregate of 1,000,000 shares (appropriately adjusted to reflect the occurrence of any event described in subsection B.6(d)) and Class B Common Stock of Common Stock to directors, officers or employees of the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation.

(i) Subdivision or Combination of Common Stock or Class B Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock or Class B Common Stock into a greater number of shares, the respective Conversion Prices for the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock or Class B Common Stock shall be combined into a smaller number of shares, such Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

(j) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock or Class B Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock or Class B Common Stock, as the case may be, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Senior Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock or Class B Common Stock immediately theretofore receivable upon the conversion of such share or shares of Senior Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock or Class B Common Stock equal to the number of shares of such Common Stock or Class B Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the respective Conversion Prices for the Senior Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(k) Notice of Adjustment. Upon any adjustment of the respective Conversion Prices for the Senior Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Senior Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(l) Other Notices. In case at any time:

      (i) the Corporation shall declare any dividend upon its Common Stock or Class B Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock or Class B Common Stock;

      (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock or Class B Common Stock any additional shares of stock of any class or other rights;

      (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Senior Preferred Stock at the address of such holder as shown on the books of the Corporation, (A) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or Class B Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock or Class B Common Stock shall be entitled to exchange their Common Stock or Class B Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(m) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock and Class B Common Stock, solely for the purpose of issuance upon the conversion of Senior Preferred Stock as herein provided, such number of shares of Common Stock and Class B Common Stock as shall then be issuable upon the conversion of all outstanding shares of senior Preferred Stock. The Corporation covenants that all shares of Common Stock and Class B Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock and Class B Common Stock is at all times equal to or less than the respective Conversion Prices for the Senior Preferred Stock in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock and Class B Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock or Class B Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the respective Conversion Prices for the Senior Preferred Stock if the total number of shares of Common Stock or Class B Common Stock issued and issuable after such action upon conversion of the Senior Preferred Stock would exceed the total number of shares of Common Stock or Class B Common Stock then authorized by the Certificate of Incorporation.

(n) No Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock which are converted into shares of Common Stock and Class B Common Stock as provided herein shall not be reissued.

(o) Issue Tax. The issuance of certificates for shares of Common Stock and Class B Common Stock upon conversion of Senior Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Senior Preferred Stock which is being converted.

(p) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Senior Preferred Stock or of any shares of Common Stock or Class B Common Stock issued or issuable upon the conversion of any shares of Senior Preferred Stock in any manner which interferes with the timely conversion of such Senior Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(q) Definition of Common Stock; Class B Common Stock. As used in this Section B.6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of the filing of this instrument, the term "Class B Common Stock" shall mean and include the Corporation's authorized Class B Common Stock, par value $.01 per share, as constituted on the date of the filing of this instrument, and each such term shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in


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

the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock and Class B Common Stock receivable upon conversion of shares of Senior Preferred Stock shall include only shares designated as Common Stock or Class B Common Stock, as the case may be, of the Corporation on the date of the filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection B.6(j).

(r) Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least (i) $5,000,000 in the case of the Series A Convertible Preferred Stock and (ii) $8,000,000 in the case of the Series B Convertible Preferred Stock, or upon the consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, or the sale or transfer by the Corporation of all or substantially all its assets (such consolidation, merger, sale or transfer referred to collectively herein as a "Company Sale") then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering or upon the closing of a Company Sale, as the case may be, all outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, as the case maybe, shall automatically convert into the number of shares of Common Stock and Class B Common Stock into which such Series A Convertible Preferred Stock or Series B Convertible Preferred Stock is convertible pursuant to subsection B.6(a); provided, however, that any holder of Senior Preferred Stock may elect to proceed pursuant to the provisions of Section B.4 prior to any conversion of shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock pursuant to this subsection B.6(r) upon the closing of a Company Sale. In the event of a Company Sale, all outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall automatically convert into shares of Common Stock and Class B Common Stock at a Conversion Price determined according to the terms of the following paragraphs, if and only if the respective Conversion Prices for the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as adjusted, would result in a Conversion Price which is lower than the Conversion Price then in effect.

      Subject to the terms of the preceding paragraph, on such closing date of the Company Sale, the Conversion Price shall be adjusted such that (assuming for these purposes the conversion of each share of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, into shares of Common Stock and Class B Common Stock immediately before such closing date) a holder of a share of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, would receive upon such assumed conversion such aggregate number of shares of Common Stock and Class B Common Stock as would entitle such holder to receive pursuant to such Company Sale consideration equal to a dollar amount equal to the product of (i) $10.00 in the case of the Series A Convertible Preferred Stock or (ii) $15.00 in the case of the Series B Convertible Preferred Stock x M (where M = 1.25y + .25 and y = number of years, including fractions thereof, based on a 365-day year, elapsed since the Corporation's first sale of shares of Series A Convertible Preferred Stock in the case of the Series A Convertible Preferred Stock and since the Corporation's first sale of Series B Convertible Preferred Stock in the case of the Series B Preferred Stock, but in no case shall y exceed five) (such amounts to be appropriately adjusted to reflect the occurrence of any event described in subsection B.6(i).

      For purposes of valuing the consideration deemed to be received by the holders of such shares of Common Stock and Class B Common Stock pursuant to such a Company Sale, any non-cash consideration shall be valued at its fair market value as determined in good faith by the Board of Directors of the Corporation, except in the case of securities for which a Closing Price is available at the time of the closing of such Company Sale in which case the value of such securities shall be equal to the average Closing Price (as defined in subsection B.6(f) for the 20 consecutive Trading Days (as defined in subsection B.6(f) prior to the date of the closing of such Company Sale.

7. Redemption.

      The shares of Series C Convertible Preferred stock shall be redeemed as follows:


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

(a) Redemption at Option of the Corporation. The Series C Convertible Preferred Stock is subject to redemption in whole, but not in part, at the election of the Corporation at such time as the Closing Price (as defined in subsection B.6(f)) per share for the Common Stock on the twenty consecutive Trading Days (as defined in subsection B.6(f)) ending on the business day prior to the mailing or the transmission by telex, as the case may be, of the Redemption Notice (as defined below) exceeds $24.00.

(b) Optional Redemption Price and Payment. The Series C Convertible Preferred Stock to be redeemed pursuant to subsection B.7(a) shall be redeemed by paying for each share in cash an amount equal to $12.00 per share plus, in the case of each share, an amount equal to all accrued and unpaid dividends, whether or not earned or declared thereon, computed to the Optional Redemption Date (as defined below), such amount being referred to as the "Optional Redemption Price".

(c) Optional Redemption Mechanics. At least 10 but not more than 20 days prior to the date selected by the Corporation for redemption of the Series C Convertible Preferred Stock pursuant to subsection B.7(a), written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series C Convertible Preferred Stock notifying such holder of such redemption and specifying the Optional Redemption Price, the date for such redemption (the "Redemption Date") and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. If a Redemption Notice has been given in the manner set forth in this subsection B.7(c), the Series C Convertible Preferred Stock to be redeemed shall become due and payable on the Redemption Date upon presentation and surrender of the Series C Convertible Preferred Stock at the place or places specified in the Redemption Notice. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Optional Redemption Price, all rights of holders of shares of Series C Convertible Preferred Stock (except the right to receive the Optional Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(d) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series C Convertible Preferred Stock redeemed pursuant to this Section B.7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series C Convertible Preferred Stock.

      FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

      1. The number of Directors shall be fixed in the manner provided in the By-laws of the Corporation.

      2. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

      3. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation to the extent specified therein.

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

      EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in effect may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders herein are granted subject to this reservation; provided, however, that the provisions of Articles Fourth and Ninth of this Restated Certificate of Incorporation shall not be modified, revised, altered, amended, repealed or rescinded, in whole or in part, except by the affirmative vote of the holders of a majority in interest of each class of the Corporation's outstanding capital stock entitled to vote generally in the election of the Directors, voting as separate classes.

      TENTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Article Tenth, nor the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect to any matter occurring, or any cause of action, suit or claim that, in the absence of this Article Tenth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the General Corporation Law of Delaware is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation under the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 28th day of February, 1990.

                                      VICOR CORPORATION

                                      By: /s/ Patrizio Vinciarelli
                                          --------------------------------
                                          Patrizio Vinciarelli,
                                          President

ATTEST:

/s/ Thomas A. St. Germain
--------------------------------
Thomas A. St. Germain, Secretary

[Corporate Seal]


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